Strategist Tax-Free Income Fund, Inc.
File No. 33-63909/811-07407

EXHIBIT INDEX

Exhibit (e)       Distribution Agreement, dated October 1, 1999

Exhibit (i)       Opinion and Consent of Counsel.

Exhibit (j)       Independent Auditors Consent.

Exhibit (p)(1)    Directors' Power of Attorney, dated April 19, 1999.

Exhibit (p)(2)    Officers' Power of Attorney, dated April 20, 1999.

Exhibit (p)(3)    Trustees' Power of Attorney, dated January 13, 2000.

Exhibit (p)(4)    Officers' Power of Attorney, dated January 13, 2000.